UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 7, 2024
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Vacasa, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation)	001-41130 (Commission File Number)	87-1995316 (IRS Employer Identification No.)
850 NW 13th Avenue Portland, OR 97209
(Address of Principal Executive Offices) (Zip Code)
(503) 946-3650
(Registrant's telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.00001 per share	VCSA	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02    Results of Operations and Financial Condition.

On May 9, 2024, Vacasa, Inc. (together with its subsidiaries, the “Company”) issued a shareholder letter announcing its financial results for the fiscal quarter ended March 31, 2024. The full text of the shareholder letter issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K ("Current Report").

The information in this Item 2.02 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On May 8, 2024, V-Revolver Sub, LLC, a subsidiary of the Company, drew down an aggregate amount of $81 million under its revolving credit facility (the "Facility") pursuant to the Credit Agreement dated as of October 7, 2021 (as amended from time to time, the “Credit Agreement”) among JP Morgan Chase Bank, N.A. as Administrative Agent (the "Agent") and the lenders named therein. Borrowings under the Facility are subject to and repayable in accordance with the terms and conditions of the Credit Agreement discussed under “Revolving Credit Facility” in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 1, 2024 (the “2023 Form 10-K”). The foregoing description of the Credit Agreement is qualified in its entirety by reference to the full text of the Credit Agreement which was filed as Exhibit 10.19 to Amendment No. 2 to the Registration Statement on Form S-4 filed with the SEC on October 22, 2021, and as further amended by the amendments thereto filed with the SEC, respectively, as Exhibit 10.6 to the Form 8-K filed on December 9, 2021 and as Exhibit 10.7 to the Quarterly Report on Form 10-Q filed on August 8, 2023.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On May 7, 2024, the Board of Directors of the Company approved a workforce reduction and reorganization plan (the “Reorganization”). These changes will implement a reorganization of the Company’s operations, to further equip its field teams to locally manage, and be accountable for, their markets, while significantly reducing the Company’s central corporate footprint.

The Reorganization includes the elimination of approximately 800 positions across the Company, representing approximately 13% of its workforce in aggregate, and approximately 40% of its corporate and central operations personnel and approximately 6% of its field personnel.

The Company expects to incur between $8 million and $9 million of costs, consisting primarily of employee severance and benefit costs, related employee expenses, and professional services fees in connection with the Reorganization, most of which are expected to be incurred in the second and third quarters of 2024. All of these costs will result in future cash expenditures. The foregoing estimated amounts do not include any non-cash charges associated with equity-based compensation. These estimates are subject to a number of assumptions and actual results may differ materially. The Company may also incur charges and expenditures not currently contemplated due to unanticipated events that may occur in connection with the Reorganization.

Item 7.01. Regulation FD Disclosure.

On May 9, 2024, Rob Greyber, the Company’s Chief Executive Officer, sent an email to employees discussing the Reorganization. A copy of the email is furnished as Exhibit 99.2 to this Current Report.

The information in this Item 7.01, including Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

The Company is also supplementing the risk factors set out under “Item 1A. Risk Factors” in its 2023 Form 10-K with the additional risk factor set forth in Exhibit 99.3 hereto, which is incorporated herein by letter (the “Risk Factor”). The Risk Factor should be read in conjunction with the risk factors set out in the 2023 Form 10-K.

Item 9.01    Financial Statements and Exhibits.

(d): Exhibits:

Exhibit No.	Description
99.1	Shareholder Letter issued by Vacasa, Inc., dated May 9, 2024
99.2	Email to Company Employees dated May 9, 2024
99.3	Risk Factor
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACASA, INC.

By:	/s/ Robert Greyber
Name:	Robert Greyber
Title:	Chief Executive Officer

Date:    May 9, 2024